Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of James Baum and Patrick J. Scannell, Jr. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as Chief Executive Officer and Chief Financial Officer, respectively, of Netezza Corporation (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended January 31, 2010 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ James Baum

James Baum
Chief Executive Officer

Date: April 1, 2010

	By:	/s/ Patrick J. Scannell, Jr.

Patrick J. Scannell, Jr.
Chief Financial Officer

Date: April 1, 2010